UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)	August 27, 2008

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On August 27, 2008, the Board of Directors of Chugach Electric Association, Inc. approved an employment agreement with Mr. Bradley Evans, the Company’s Chief Executive Officer. The agreement has a term of three (3) years, commencing July 1, 2008. Under the agreement, Mr. Evans will receive a base salary of $250,000 per year. Mr. Evans will be eligible for performance based bonuses at the discretion of the Board of Directors based on performance standards to be determined by the Board. If Mr. Evans is terminated by the Company without cause, he will receive one year’s salary and benefits, or the amounts left to be paid under the remaining term of the contract, whichever is less. Following termination of the agreement, Mr. Evans has agreed not to compete with the Company for a period of one year.

The Employment Agreement between Chugach Electric Association, Inc. and Bradley W. Evans dated effective July 1, 2008 is attached as Exhibit 10.64.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 27, 2008	CHUGACH ELECTRIC ASSOCIATION, INC.

By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer